Exhibit 99.1
FOR IMMEDIATE RELEASE

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. TO
ATTEND UPCOMING DECEMBER INVESTOR CONFERENCES

INDIANAPOLIS - (PR NEWSWIRE) - December 10, 2019 - Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a leading independent producer of specialty hydrocarbon and fuels products, today announced that senior management will participate in the Cowen & Company 9th Annual 2019 Energy Conference on Tuesday, December 10th, and the Wells Fargo 18th Annual Midstream and Utility Symposium on Wednesday, December 11th. Both conferences are taking place in New York, NY.
Management will provide an overview of the Company's business during a live presentation at the Cowen Energy Conference and will conduct one-on-one meetings with investors who are registered to attend each respective conference. The presentation slides can be accessed by visiting the events section of the investor relations page of the Company's website at www.calumetspecialty.com.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; and produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates ten manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com